Contacts: Lawrence P. Ward, CEO Margaret Torres, CFO 805-369-5200

HERITAGE OAKS BANCORP EARNS $1.5 MILLION IN FIRST QUARTER,
LOANS INCREASE 23%, DEPOSITS RISE 6%

Paso Robles, CA - April 19, 2007 - Heritage Oaks Bancorp (NASDAQ: HEOP), the parent company of Heritage Oaks Bank, today reported solid loan and deposit growth, along with continued strong asset quality, contributing to first quarter profits. For the first quarter of 2007, net income was $1.5 million, or $0.23 per diluted share, compared to $1.6 million, or $0.24 per diluted share, in the first quarter of 2006.

“We began this year with a solid first quarter performance, generating strong growth in loans and deposits,” said Lawrence P. Ward, President and CEO. “We continue to see demand for business loans in our markets, particularly in construction and commercial business-related loans. Although our profits are down slightly from the first quarter of 2006, we are slightly ahead of internal projections and are positioned to meet our year-end targets.”

First Quarter 2007 Highlights:

•	Net income was $1.5 million, or $0.23 per diluted share.

•	Revenues increased 8% to $8.3 million.

•	Return on average equity was 12.10% and return on average assets was 1.10%.

•	Net interest margin was 5.66%.

•	Net loans increased 23% to $460 million.

•	Asset quality remained strong, non-performing assets were just 0.03% of total assets.

•	Paid a $0.08 per share quarterly cash dividend on February 17.

•	Deposits increased by 5.5%

Operating Results

Total revenues, consisting of net interest income before the provision for loan losses and non-interest income, increased 8% to $8.3 million in the first quarter of 2007 compared to $7.7 million in the same quarter of 2006. In the first quarter, net interest income increased 9% to $7.0 million compared to $6.4 million in the first quarter a year ago. “Our strong net interest income is a product of our exceptional loan growth, which we see continuing,” said Ward. Interest and fees on loans increased 31% to $9.8 million in the first quarter compared to $7.5 million in the first quarter last year. Non-interest income for the first quarter was $1.2 million, even with the same period a year ago.

First quarter net interest margin was 5.66% compared to 5.77% in the previous quarter and 5.98% in the first quarter a year ago. “Our margin came under pressure again this quarter as costs associated with borrowing from the FHLB increased faster than loan yields,” said Ward. “However, our new deposit strategy of growing variable interest rate money market accounts is proving to be very successful as we have already increased the balances in these accounts by 16% this quarter alone, and we expect this to help our margin to turn around or at least stabilize in the second half of 2007.

“We see the consolidation of banks along the Central Coast as an excellent marketing opportunity for us to attract new customers,” continued Ward. “In the first quarter we increased our marketing and advertising costs significantly to compete for this new business and we are already seeing this expense pay off with deposit increases, which we expect will help lower our funding costs as we move through the year.” In the first quarter of 2007 salary and employee benefits as well as the increased advertising costs accounted for most of the increase in non-interest expenses which totaled $5.7 million compared to $5.5 million for the prior linked quarter and $5.0 million in the first quarter a year ago.

As a result of the increase in expenses, the efficiency ratio was 68.9% in the first quarter of 2007 compared to 65.0% in the first quarter of 2006 and 67.1% in the fourth quarter of 2006. The efficiency ratio measures operating expenses as a percent of revenues.

Return on average assets was 1.10% in the first quarter of 2007 compared to 1.35% in the first quarter a year ago. The Company also generated a return on average equity of 12.1% for the first quarter of 2007, compared to 14.1% in the first quarter a year ago. The decline was a result of higher capital balances as a percentage of assets for the quarter compared to the year-ago period.

HEOP 1Q07 results
April 19, 2007

Balance Sheet

The loan portfolio grew 23% to $460 million at March 31, 2007, from $373 million a year earlier. The growth was fueled by a 41% increase in commercial, financial and agricultural loans, as well as a 21% increase in commercial real estate loans.

The tables below show the diversification within the Construction/Land and Commercial Real Estate portion of the loan portfolio:

Construction / Land

Single Family Residences	Single Family Residences - Spec.	Land	Owner Occupied	Other
8%	9%	23%	30%	30%

Commercial Real Estate

Farmland	Commercial Industrial	Retail	Professional	Hospitality	Other
7%	14%	20%	19%	21%	19%

Total assets continued to grow, reaching $579 million as of March 31, 2007, compared to $492 million a year earlier. Total assets were $542 million at December 31, 2006.

“While our total deposits increased only 6% over the past year, savings, NOW and money market balances increased 16% during the first quarter of 2007 compared to year-end balances,” Ward added. Total deposits were $445 million at the end of March, compared to $422 million at March 31, 2006 “Our challenge continues to be with growing non-interest bearing demand deposits, however, we have implemented a new strategy of funding our loan demand through our new variable interest rate money market accounts, and we are already seeing positive results,” said Ward. Non-interest bearing accounts account for 33% of total deposits and savings, money market and NOW accounts now account for 38% of total deposits.

Asset quality remains exceptional with non-performing assets at $145,000, or 0.03% of total assets at March 31, 2007. The allowance for loan losses was $4.3 million, or 0.94% of net loans held for investment at quarter-end compared to $4.0 million or 1.07% of net loans outstanding at March 31, 2006. The bank recovered $92,000 from a previously charged off loan and took an additional $140,000 provision in the first quarter of 2007.

Book value per share was $7.98 at March 31, 2007, compared to $7.38 per share a year earlier. Tangible book value per share was $7.06 at March 31, 2007, compared to $6.40 a year earlier. Shareholders’ equity increased 10% to $51.2 million compared to $46.7 million a year ago.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus two branch offices in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis. Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp’s Securities and Exchange Commission filings. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements.

(tables follow)

HEOP 1Q07 results
April 19, 2007

Heritage Oaks Bancorp
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)	(audited)	(unaudited)	Percentage Change vs.
	3/31/2007	12/31/2006	3/31/2006	12/31/2006	3/31/2006
Assets
Cash and due from banks	$26,501	$19,164	$17,398	38.3%	52.3%
Federal funds sold	8,620	3,870	20,475	122.7%	-57.9%
Total cash and cash equivalents	35,121	23,034	37,873	52.5%	-7.3%

Interest bearing deposits with other banks	318	318	318	-	-
Securities available for sale	37,620	38,445	43,847	-2.1%	-14.2%
Federal Home Loan Bank Stock, at cost	3,085	2,350	1,907	31.3%	61.8%
Loans held for sale	5,300	1,764	2,994	200.5%	77.0%
Loans, net (1)	460,302	439,277	373,189	4.8%	23.3%
Property, premises and equipment	14,551	14,581	13,055	-0.2%	11.5%
Cash surrender value of life insurance	9,528	9,435	7,777	1.0%	22.5%
Deferred tax assets	3,218	2,414	2,352	33.3%	36.8%
Goodwill	4,864	4,865	4,865	0.0%	0.0%
Core deposit intangible	1,059	1,148	1,373	-7.8%	-22.9%
Other assets	3,968	4,143	2,901	-4.2%	36.8%
Total assets	$578,934	$541,774	$492,451	6.9%	17.6%

Liabilities
Deposits:
Non-interest bearing demand	$146,406	$153,005	$156,406	-4.3%	-6.4%
Savings, NOW, and money market	169,860	146,110	173,421	16.3%	-2.1%
Time deposits of $100K or more	32,822	30,630	17,229	7.2%	90.5%
Time deposits under $100K	95,923	90,776	74,663	5.7%	28.5%
Total deposits	445,011	420,521	421,719	5.8%	5.5%
FHLB advances and other borrowings	60,000	50,000	10,000	20.0%	500.0%
Securities sold under agreements to repurchase	1,387	1,364	1,954	1.7%	-29.0%
Junior subordinated debentures	16,496	16,496	8,248	-	100.0%
Other liabilities	4,875	3,921	3,801	24.3%	28.3%
Total liabilities	527,769	492,302	445,722	7.2%	18.4%
Stockholders' equity
Common stock, no par value; 20,000,000 shares
authorized; issued and outstanding 6,410,829; 6,345,639
and 6,330,523 for March 31, 2007; December 31, 2006
and March 31, 2006 respectively	29,802	29,247	29,521	1.9%	1.0%
Additional paid in capital	428	336	-	27.4%	-
Retained earnings	20,809	19,809	17,354	5.0%	19.9%
Accumulated other comprehensive income	126	80	(146)	57.5%	-
Total stockholders' equity	51,165	49,472	46,729	3.4%	9.5%
Total liabilities and stockholders' equity	$578,934	$541,774	$492,451	6.9%	17.6%

(1)	Loans are net of deferred loan fees of $1,598; $1,625; $1,526 and allowance for loan losses of $4,313; $4,081; $4,005 for March 31, 2007, December 31, 2006, and March 31, 2006 respectively.

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HEOP 1Q07 results
April 19, 2007

Heritage Oaks Bancorp
Consolidated Statements of Income
(dollars in thousands except share data)

	(unaudited)	(audited)	(unaudited)	Percentage	Percentage
	For the Three Months Ended			Change vs.	Change vs.
	3/31/2007	12/31/2006	3/31/2006	12/31/2006	3/31/2006
Interest Income:
Interest and fees on loans	$9,816	$9,423	$7,489	4.2%	31.1%
Investment securities	448	426	489	5.2%	-8.4%
Federal funds sold and commercial paper	31	35	226	-11.4%	-86.3%
Time certificates of deposit	8	48	2	-83.3%	300.0%
Total interest income	10,303	9,932	8,206	3.7%	25.6%
Interest Expense:
NOW accounts	28	20	21	40.0%	33.3%
MMDA accounts	667	622	571	7.2%	16.8%
Savings accounts	24	24	28	0.0%	-14.3%
Time deposits of $100K or more	209	199	138	5.0%	51.4%
Time deposits under $100K	1,212	1,174	694	3.2%	74.6%
Other borrowed funds	1,129	942	307	19.9%	267.8%
Total interest expense	3,269	2,981	1,759	9.7%	85.8%
Net interest income before provision for loan losses	7,034	6,951	6,447	1.2%	9.1%
Provision for loan losses	140	120	120	16.7%	16.7%
Net interest income after provision for loan losses	6,894	6,831	6,327	0.9%	9.0%
Non Interest Income:
Service charges on deposit accounts	613	581	568	5.5%	7.9%
Other income	618	720	650	-14.2%	-4.9%
Total non-interest income	1,231	1,301	1,218	-5.4%	1.1%
Non-Interest Expense:
Salaries and employee benefits	3,250	3,039	2,783	6.9%	16.8%
Occupancy and equipment	715	706	622	1.3%	15.0%
Other expenses	1,729	1,794	1,579	-3.6%	9.5%
Total non-interest expenses	5,694	5,539	4,984	2.8%	14.2%
Income before provision for income taxes	2,431	2,593	2,561	-6.2%	-5.1%
Provision for income taxes	921	944	955	-2.4%	-3.6%
Net Income	$1,510	$1,649	$1,606	-8.4%	-6.0%

Average basic shares outstanding	6,384,150	6,355,466	6,283,890
Average diluted shares outstanding	6,605,942	6,598,355	6,643,432
Basic earnings per share	$0.24	$0.26	$0.26
Fully diluted earnings per share	$0.23	$0.25	$0.24

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HEOP 1Q07 results
April 19, 2007

	For the Quarters Ended			Percentage Change vs.
Additional Financial Information	3/31/2007	12/31/2006	3/31/2006	12/31/2006	3/31/2006
(dollars in thousands)
LOANS (including loans held for sale)
Commercial, financial and agricultural	$91,476	$84,976	$65,079	7.6%	40.6%
Real estate - construction/land	106,542	105,712	86,533	0.8%	23.1%
Real estate - other	252,080	237,401	208,271	6.2%	21.0%
Home equity lines of credit	9,617	10,792	13,168	-10.9%	-27.0%
Installment loans to individuals	5,705	5,598	5,418	1.9%	5.3%
All other loans (including overdrafts)	793	504	251	57.4%	216.1%
Total loans	$466,213	$444,983	$378,720	4.8%	23.1%

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$4,081	$3,881	$3,881	5.2%	5.2%
Provision expense	140	600	120	-76.7%	16.7%
Credit losses charged against allowance	(1)	(561)	-	-	-
Recoveries of loans previously charged off	92	161	4	-42.8%	2203.5%
Balance, end of period	$4,312	$4,081	$4,005	5.7%	7.7%

Net ( charge-offs ) recoveries	$91	$(400)	$4	-	2184.3%
Net charge-offs / Average loans outstanding	0.00%	0.09%	0.00%	-99.8%	-84.5%
Allowance for loan losses / Total loans outstanding	0.92%	0.92%	1.06%	0.9%	-12.5%

NON-PERFORMING ASSETS
Loans on non-accrual status	$143	$55	$52	160.0%	175.0%
Loans more than 90 days delinquent, still accruing	2	-	-	-	-
Total non-performing loans	145	55	52	163.6%	178.8%
Other real estate owned (OREO) / Repossessed assets	-	-	-	-	-
Total non-performing assets	$145	$55	$52	163.6%	178.8%

Total non-performing assets to total assets	0.03%	0.01%	0.01%	150.5%	150.5%

DEPOSITS
Non-interest bearing demand	$146,406	$153,005	$156,406	-4.3%	-6.4%

Interest-bearing demand	51,304	45,164	54,701	13.6%	-6.2%
Regular savings accounts	23,829	23,406	26,758	1.8%	-10.9%
Money market accounts	94,727	77,540	91,962	22.2%	3.0%
Total interest-bearing transaction and savings accounts	169,860	146,110	173,421	16.3%	-2.1%

Time deposits under $100 thousand	95,923	90,776	74,663	5.7%	28.5%
Time deposits of $100 thousand or more	32,822	30,630	17,229	7.2%	90.5%
Total time deposits	128,745	121,406	91,892	6.0%	40.1%

Total deposits	$445,011	$420,521	$421,719	5.8%	5.5%

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HEOP 1Q07 results
April 19, 2007

	For the Three Months Ended
	3/31/2007	12/31/2006	3/31/2006
PROFITABILITY / PERFORMANCE RATIOS

Operating efficiency	68.89%	67.12%	65.02%

Operating expenses to average assets	4.14%	4.17%	4.20%

Return on average equity	12.10%	13.64%	14.12%

Return on average tangible equity	13.71%	15.58%	16.33%

Return on average assets	1.10%	1.24%	1.35%

Other operating income to average assets	0.89%	0.98%	1.03%

Other operating expense to average assets	4.14%	4.17%	4.20%

Net interest income to average assets	5.11%	5.24%	5.43%

Non-interest income to total net revenue	14.89%	15.77%	15.89%

ASSET QUALITY AND CAPITAL RATIOS

Non-performing loans to total loans, net	0.03%	0.01%	0.01%

ALLL to total loans, net	0.94%	0.93%	1.07%

Non-performing loans as a % of ALLL	3.36%	1.35%	1.30%

Net charge-offs to average loans	-0.02%	0.10%	0.00%

Non-performing loans to primary capital	0.28%	0.11%	0.11%

Leverage ratio	10.87%	11.00%	10.23%

Tier I Risk-Based Capital Ratio	11.42%	11.51%	11.20%

Total Risk-Based Capital Ratio	12.28%	12.36%	12.16%

	For the Three Months Ended
AVERAGE BALANCES AND RATES	3/31/2007	12/31/2006	3/31/2006
(dollars in thousands)
Average Investments	$41,186	$41,981	$46,212
Average Fed funds sold	2,411	2,534	20,640
Average loans	460,825	437,623	370,083
Average earning assets	504,422	482,138	436,935
Average non-earning assets	57,629	52,629	48,802
Allowance for loan losses	(4,180)	(3,938)	(3,948)
Average assets	557,871	530,829	481,789
Average non-interest bearing demand deposits	141,073	142,582	148,020
Average interest bearing deposits	284,718	274,081	262,516
Average borrowings	76,865	60,638	20,918
Average non-interest bearing liabilities	4,612	5,186	4,201
Average liabilities	507,268	482,487	435,655
Average equity	50,603	48,342	46,134
Average liabilities and equity	$557,871	$530,829	$481,789
Interest rate yield on loans	8.64%	8.61%	8.21%
Interest rate yield on investments	4.49%	4.52%	4.31%
Interest rate yield on federal funds sold	5.21%	5.52%	4.39%
Interest rate yield on interest-earning assets	8.28%	8.24%	7.62%
Interest rate expense on deposits	2.04%	1.96%	1.43%
Interest rate expense on other borrowings	5.96%	6.22%	5.95%
Interest rate expense on interest-bearing liabilities	3.67%	3.56%	2.52%
Average equity to average assets	9.07%	9.11%	9.58%
Net interest margin	5.66%	5.77%	5.98%

NOTE: Transmitted on Prime Newswire on April 19, 2007 at 3:30 AM PST